                                                                   EXHIBIT 10.23


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                    TRADEMARK, PATENT, COPYRIGHT AND KNOW-HOW
                                LICENSE AGREEMENT

                                     between

                             WARNER-LAMBERT COMPANY

                                       and

                               GLAXO WELLCOME INC.

                            -------------------------
                            Dated as of June 30, 1996
                            -------------------------

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                                TABLE OF CONTENTS

                                                       Page
                                                       ----
SECTION 1  Definitions .............................    1
SECTION 2  Grant of Rights .........................    4
SECTION 3  Scope of Rights .........................    5
SECTION 4  Quality Control .........................    6
SECTION 5  Reservation of Rights ...................    7
SECTION 6  Protection of the Mixed-Use Intellectual
            Property................................    8
SECTION 7  Maintenance of the Mixed-Use Trademarks,
            Mixed-Use Patents and Mixed-Use
            Copyrights; Challenging of Applications;
            Abandonment ............................   10
SECTION 8  Consultation ............................   11
SECTION 9  Rights to the Mixed-Use Intellectual
            Property ...............................   11
SECTION 10 Confidentiality .........................   12
SECTION 11 Third Party Mixed-Use Know-How ..........   13
SECTION 12 Indemnification .........................   14
SECTION 13 Term; Termination .......................   14
SECTION 14 Further Assurances ......................   16
SECTION 15 Notices .................................   16
SECTION 16 Contractual Relationship ................   17
SECTION 17 Governing Law ...........................   17
SECTION 18 Submission to Jurisdiction ..............   17
SECTION 19 Counterparts.............................   17
SECTION 20 Entire Understanding ....................   17
SECTION 21 Transferability; Binding Effect .........   18
SECTION 22 Amendment ...............................   18
SECTION 23 Severability ............................   19
SECTION 24 Waiver ..................................   19
SECTION 25 Remedies ................................   19
SECTION 26 Headings ................................   20

                   TRADEMARK, PATENT, COPYRIGHT AND KNOW-HOW
                                LICENSE AGREEMENT

         This AGREEMENT is made as of this 30th day of June, 1996, by and between WARNER-LAMBERT COMPANY, a Delaware corporation with its principal place of business at 201 Tabor Road, Morris Plains, New Jersey 07950 ("Licensor"),

         AND

         GLAXO WELLCOME INC., a North Carolina corporation with its principal place of business at Five Moore Drive, Research Triangle Park, North Carolina 27709 ("Licensee").

         WHEREAS Licensee or its Affiliates are the proprietor of certain intellectual property outside the Core Territory and concurrently with the execution of this Agreement Licensee or its Affiliates will enter into an agreement dated as of the date hereof with Licensor or its Affiliates which grants a license to Licensor or its Affiliates to use such intellectual property outside the Core Territory to develop and manufacture products sold in the Non-Prescription Field exclusively for sale in the Core Territory; and

         WHEREAS Licensor is the proprietor of the Mixed-Use Intellectual Property in the Territory and Licensee desires to license such Mixed-Use Intellectual Property under the terms and conditions contained herein.

                      NOW IT IS HEREBY AGREED as follows:

1 . DEFINITIONS.

         In this Agreement the following words shall have the meanings set forth below:

         "Claims" shall mean all claims, costs, liabilities, damages, losses, expenses (including reasonable fees and disbursements of counsel), obligations, liens, assessments, judgements and fines.

         "Copyright" shall mean original works of authorship fixed in any tangible medium of expression including, literary works, musical, dramatic, pictorial, graphic and sculptured works.

         "Core Territory" shall mean Andorra, Australia, Austria, Belgium, Canada, Denmark, Finland, France (including its overseas departments and overseas territories and Monaco), Germany, Gibraltar, Greece, Iceland, Ireland, Italy, Liechtenstein, Luxembourg, Mexico, the Netherlands, New Zealand, Norway, Portugal, San Marino, Spain, Sweden, Switzerland, the United Kingdom, the United States and the Vatican City.

         "Line Extensions" shall mean any extensions of (a) any Product listed on Schedule 1A, 2A, 3A or 4A hereto which extensions (i) utilize any of the same Mixed-Use Intellectual Property as such Product and (ii) are sold by or on behalf of Licensee in the Non-Prescription Field exclusively for sale outside the Core Territory (it being understood that such a sale may be made within the Core Territory only if it is exclusively for resale and delivery outside the Core Territory and each purchaser with respect thereto confirms and agrees to such restriction) or (b) any Product listed on Schedule 13, 2B, 3B or 4B hereto which extensions (i) utilize any of the same Mixed-Use Intellectual Property as such Product, (ii) are of the same or similar product class, category or formulation as such Product and (iii) are sold in the Prescription Field by or on behalf of Licensee. For the avoidance of doubt, Line Extensions shall exclude any extensions developed by or on behalf of Licensor,

         "Mixed-Use Copyrights" shall mean any Copyright used in the Territory on or in connection with a Product (i) in the Non-Prescription Field as identified on Schedule 3A or (ii) in the Prescription Field as identified on
Schedule 3B. For the avoidance of doubt, unregistered copyrights used on or in connection with Products identified on Schedule 3A or 3B as of the date hereof are deemed Mixed-Use Copyrights; however, any unregistered copyrights developed after the date hereof by Licensor shall not be considered Mixed-Use Copyrights.

         "Mixed-Use Intellectual Property" shall mean the Mixed-Use Trademarks, Mixed-Use Patents, Mixed-Use Copyrights and Mixed-Use Know-How.

         "Mixed-Use Know-How" shall mean all trade secrets, technology, discoveries and improvements, know-how, proprietary rights, formulae, confidential and proprietary information, technical information, techniques, inventions, designs, drawings, procedures, processes, models, manuals and systems, whether or not patentable, which are invented, developed, acquired, owned or licensed by Licensor as of the date hereof and which relate specifically to the manufacture, use or sale of the Products (whether or not they also relate to the manufacture, use or sale of other products) specified on Schedule 4A or 4B hereto, including, but not necessarily limited to, all biological, chemical, biochemical, toxicological, pharmacological and metabolic material and information and data relating thereto and formulation, clinical, analytical and stability information and data; provided, however, that Mixed-Use Know-How shall not include any know-how in the public domain.

         "Mixed-Use Patents" shall mean any Patent used in the Territory in connection with a Product (i) in the Non-Prescription Field as identified on
Schedule 2A or (ii) in the Prescription Field as identified on Schedule 2B.

         "Mixed-Use Trademarks" shall mean any Trademark used in the Territory on or in connection with a Product (i) in the Non-Prescription Field as identified on Schedule 1A or (ii) in the Prescription Field as identified on
Schedule 1B. For the avoidance of doubt, unregistered trademarks, service marks, trade dress, logos and slogans used on or in connection with Products identified on Schedule 1A or 1B as of the date hereof are deemed Mixed-Use Trademarks; however, any of the foregoing developed after the date hereof by Licensor shall not be considered Mixed-Use Trademarks.

         "Non-Prescription Field" shall mean the non-prescription consumer health care business.

         "Patents" shall mean patents, patent rights, patent applications, registered designs, registered design applications, industrial designs, industrial design applications and industrial design registrations, including any and all divisions, continuations, continuations-in-part, extensions, substitutions, renewals, registrations, revalidations, reissues or additions, including supplementary certificates of protection, of or to any of the aforesaid items.

         "Prescription Field" shall mean the prescription consumer health care business.

         "Products" shall mean any of the products specified on Schedules 1A, 1B, 2A, 2B, 3A, 3B, 4A and 4B hereto, as applicable (and any Line Extensions in respect of such Products, which Line Extensions shall be deemed to be Products identified on Schedule 1A, 1B, 2A, 2B, 3A, 3B, 4A or 4B hereto, as applicable).

         "Territory" shall mean the United States.

         "Trademarks" shall mean trademarks, trademark registrations, trademark applications, service marks, service mark registrations, service mark applications, business marks, brand names, trade names, trade dress, names, logos and slogans and all goodwill associated therewith.

         "United States" shall mean the fifty states of the United States of America, the District of Columbia, United States territories and possessions, including the Commonwealth of Puerto Rico, and U.S. military bases worldwide.

         Capitalized terms used herein which are not defined herein shall have the meanings set forth in the Purchase Agreement dated as of June 30, 1996, between (i) Warner-Lambert Company and (ii) Glaxo Wellcome plc and Wellcome plc (the "Purchase Agreement"). References to Licensee hereunder shall include Affiliates of Licensee except to the extent the context requires otherwise.

2. GRANT OF RIGHTS.

         (a) Subject to any pre-existing rights of any third party as described in Schedule 6 and subject to Section 3, Licensor hereby grants to Licensee an exclusive, royalty-free license to use and employ the Mixed-Use Intellectual Property in the Territory solely in connection with

         (i) the development and manufacture by or on behalf of Licensee of any Product sold by or on behalf of Licensee in the Non-Prescription Field exclusively for sale outside the Core Territory (it being understood that such a sale may be made within the Core Territory only if it is exclusively for resale and delivery outside the Core Territory and each purchaser with respect thereto confirms and agrees to such restriction) which Product is specified for such Mixed-

   Use Intellectual Property on Schedule 1A, 2A, 3A or 4A hereto, as applicable, and

         (ii) the development, manufacturing, marketing, distribution and sale in the Prescription Field by or on behalf of Licensee of any Product specified for such Mixed-Use Intellectual Property on Schedule 1B, 2B, 3B or 4B hereto, as applicable.

The right of Licensee to have any Product in the Non-Prescription Field described in the foregoing clause (i) manufactured by a third party shall be subject to the prior written consent of Licensor, which consent shall not be unreasonably withheld or delayed. Licensor may only withhold consent with respect to a third party manufacturer if Licensor has a reasonable basis to believe that such third party manufacturer might engage in activities which would result in the diversion of any Products in the Non-Prescription Field for sale inside the Core Territory or engage in any other activities or arrangements with similar results.

         (b) In the event that Licensee desires to use any Trademark with respect to a Product listed on Schedule 1B in the Prescription Field in the Territory which is the same as or confusingly similar to any Mixed-Use Trademark identified on Schedule 1B, Licensor shall, at Licensee's reasonable request, use reasonable efforts to register such Trademark and license such Trademark to Licensee pursuant to the terms of this Agreement.

3. SCOPE OF RIGHTS.

         (a) Licensee shall not use or register, or attempt to register, in the Core Territory any Trademark which is the same as or confusingly similar to any Trademark on Schedule 1A, except for such use as is provided for herein.

         (b) If required by any Governmental Rule, when any Mixed-Use Trademark is used by Licensee, it shall be accompanied by wording to show that it is a Trademark used by Licensee with the permission of Licensor. The terms of such wording and its placement shall be in accordance with any applicable Governmental Rules.

         (c) Licensee undertakes to use the Mixed-Use Trademarks and Mixed-Use Copyrights in the Territory only in respect of, upon or in connection with (i) Products identified on Schedule 1A or 3A, as applicable, that are developed and manufactured by or on behalf of Licensee and sold by or on behalf of Licensee in the Non-Prescription Field exclusively for sale outside the Core Territory or (ii) Products identified on
Schedule 1B or 3B, as applicable, that are developed, manufactured, marketed, distributed and sold in the Prescription Field by or on behalf of Licensee. The foregoing does not affect Licensee's right to use its Trademarks and Copyrights outside of the Core Territory.

         (d) In connection with Section 2 hereof, Licensee shall not:

         (i) incorporate packaging of Products used by Licensor in the Core Territory unless required by Governmental Authority to incorporate such packaging, provided that where such packaging is used by Licensee as of the date hereof, this restriction shall apply only to any change to such packaging after the date of this Agreement which change increases or is likely to increase the risk of confusion; and

         (ii) use in connection with the marketing or sale, outside the Core Territory, of any Product or any products that are the same as or similar to any Products, any packaging or user instructions printed in any language other than the language used by the government in the country where such Product or product is intended to be marketed or sold (and in respect of countries in the former Soviet Union, Russian), provided that (x) this restriction shall apply only to any change in packaging or user instructions after the date of this Agreement and (y) one or more languages commonly used on packaging or user instructions in such country may be used if it can be reasonably demonstrated that the use of such other language or languages is well-established and widespread on packaging or user instructions in such country for products similar to such Products or products in which event such language or languages may be used on packaging or user instructions in such country. Licensee shall notify Licensor of any such use under (y) within a reasonable period of time.

4. QUALITY CONTROL.

         (a) Licensee agrees to adhere to all standards required by any applicable Governmental Rule, including any standards relating to current good manufacturing practices with respect to the Products, but only to the extent that the failure to comply might reasonably be expected to have a material adverse effect on the Mixed-Use Trademarks or Licensor's rights thereto. Licenser acknowledges that the standards of quality employed as of the date hereof with respect to the Products identified on Schedules 1A, 1B, 3A and 3B hereto (excluding Line Extensions) are acceptable to Licensor and Licensee agrees to adhere to such standards unless it obtains the prior written consent of Licensor, such consent not to be unreasonably withheld or delayed. Licensee shall notify Licensor of standards of quality with respect to any Line Extensions within sixty (60) days prior to launch of such Line Extensions and Licensor shall notify Licensee as to whether such standards of quality are acceptable or, if unacceptable, provide a reasonably detailed description of the reasons why such standards are unacceptable. If Licensor fails to notify Licensee within thirty (30) days after being notified by Licensee of such standards of quality, such standards of quality shall be deemed acceptable by Licensor.

         (b) Licensee agrees to furnish to Licensor or its representatives upon the reasonable request of Licensor or its representatives, samples of the Products, whether or not manufactured by Licensee, and other Product materials using the Mixed-Use Trademarks, including, but not limited to, labelling, packaging, advertising and publicity material.

         (c) Licensee shall use the Mixed-Use Trademarks in an appropriate manner, without jeopardizing the significance, distinctiveness or validity of such Mixed-Use Trademarks. Licensor hereby consents to the Product packaging and other uses of the Mixed-Use Trademarks existing on the date hereof.

5. RESERVATION OF RIGHTS.

         Licenser reserves for itself all rights to use and employ any of the Mixed-Use Intellectual Property for any purpose other than those granted in
Section 2, including, without limitation, Licensor or any of its Affiliates' rights to use any of the Mixed-Use Intellectual Property in the Non-Prescription Field in the Core Territory; provided,




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                                                                               8


however, that Licensor and its Affiliates shall not have the right to use such Mixed-Use Intellectual Property in the Prescription Field in the Core Territory except for any of the Mixed-Use Intellectual Property identified on Schedule 1A, 2A, 3A or 4A which either:

         (x) is to be used in connection with a Product identified in Schedule 1A, 2A, 3A or 4A in a jurisdiction in which such Product is required pursuant to any Governmental Action after the date hereof to be sold only in the Prescription Field;

         (y) is used for sale of a product in the Prescription Field in a Switch Jurisdiction (as defined below) in which Licensee is not selling a Product associated with such Mixed-Use Intellectual Property in the Prescription Field and Licensee consents to such use, such consent not to be unreasonably withheld (Licensee agreeing to consider such potential use in good faith but giving due consideration to its business needs). Licensor agrees that it will use all commercially reasonable efforts to cause any product being sold in the Prescription Field pursuant to clause (y) above to be switched to the Non-Prescription Field as soon as possible consistent with applicable Governmental Rules. "Switch Jurisdiction" means, with respect to a product, a jurisdiction in the Core Territory in which it can be reasonably demonstrated that under applicable Governmental Rules such product must be sold in the Prescription Field for a period of time prior to being sold in the Non-Prescription Field.

6. PROTECTION OF THE MIXED-USE INTELLECTUAL PROPERTY.

         (a) As to any proceedings instituted by a third party seeking to impeach the validity of or challenging the title to or ownership of any of the Mixed-Use Intellectual Property, Licensor shall be responsible for taking reasonable action to defend or prosecute such proceedings; provided, however, that Licensor may, but shall not be required to act under this Section 6(a) with respect to any Mixed-Use Intellectual Property if Licensee has discontinued sale of the Product relating to such Mixed-Use Intellectual Property for three years.

         (b) In the event that Licensee or Licensor becomes aware at any time during the period of this Agreement of any unauthorized use or infringement, or any alleged unauthorized use or infringement, by a third party of any of the Mixed-Use Intellectual Property, whether in the Prescription Field or the Non-Prescription Field, immediately upon becoming aware thereof, it shall notify the other party hereto in writing of such unauthorized use or infringement or alleged unauthorized use or infringement.

         (c) Licensor may, but shall not be required to, prosecute any unauthorized use or infringement, or any alleged unauthorized use or infringement, by a third party of any of the Mixed-Use Intellectual Property of which it is aware or which is brought to its attention, in which case it shall act in its own name and at its own expense. In the event Licensor brings such an action, Licensee shall, at the reasonable request and, subject to the following sentence, expense of Licensor, cooperate fully with Licensor. Any recovery obtained from such action shall accrue solely to the benefit of Licensor; provided that if Licensee bears a proportionate share (based on its relative use of the relevant Mixed-Use Intellectual Property) of the expenses of such action, as incurred, it shall be entitled to the same proportionate share of such recovery.

         (d) If Licensor has failed to prosecute under Section 6(c) with respect to an unauthorized use or infringement, or alleged unauthorized use or infringement, by a third party of any of the Mixed-Use Intellectual Property by the earlier of (i) three months after it has been notified in writing by Licensee of such unauthorized use or infringement, or alleged unauthorized use or infringement, or (ii) one month before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, Licensee may, but shall not be required to, prosecute any such alleged infringement or threatened infringement. In such event, Licensee shall notify Licensor in writing before taking such action and Licensee shall act in its own name and at its own expense. In such event, Licensor shall cooperate fully with Licensee at the reasonable request and, subject to the following sentence, expense of Licensee, including, if required in order to bring such an action, the furnishing of a power of attorney or, to the extent possible, consenting to become a party. Any recovery obtained from any such action shall accrue solely to the benefit of Licensee; provided that if Licensor bears a proportionate share (based on its relative use of the relevant Mixed-Use Intellectual Property) of the expenses of such action, as incurred, it shall be entitled to the same proportionate share of such recovery. Licensee




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                                                                              10


shall not reach any settlement with respect to any such action without the prior written consent of Licensor, which consent shall not be unreasonably withheld. Notwithstanding the provisions of this Section 6(d), in the event that Licensor reasonably believes that the commencement of a prosecution of an unauthorized use or infringement, or alleged unauthorized use or infringement, of any Mixed-Use Intellectual Property in or with respect to the Non-Prescription Field solely in the Core Territory is not in the best interests of Licensor, then Licensor may give notice to Licensee to that effect and in such event Licensee shall have no right to prosecute any such unauthorized use or infringement, or alleged unauthorized use or infringement, of any Mixed-Use Intellectual Property in or with respect to the Non-Prescription Field.

         (e) Licensor and Licensee may agree jointly to prosecute any infringement described in Section 6(b) with a mutually agreed upon allocation of all costs and expenses of, as well as any recovery obtained from, such action.

         (f) To the extent permitted or required by any Governmental Rule, Licensor shall, at Licensor's expense, apply for registration of Licensee as a registered user of the Mixed-Use Trademarks in the Territory and Licensee shall join in and do all such things and execute such documents as may be necessary or convenient for effecting the said registered user entry or, to the extent appropriate, to effect the recordal of Licensee as a user of the Mixed-Use Trademarks in the Territory.

7. MAINTENANCE OF THE MIXED-USE TRADEMARKS, MIXED-USE PATENTS AND MIXED-USE COPYRIGHTS; CHALLENGING OF APPLICATIONS; ABANDONMENT.

         (a) Licensor shall be responsible for, and shall cause to be paid all costs and fees in connection with, the application for and the prosecution, maintenance (including, but not limited to, renewals, extensions, restorations, fees, taxes, annuities, filings, evidences of use, certified copies of registration, affidavits and declarations) or protection (including, but not limited to, administrative or judicial proceedings unless any such proceeding is initiated by Licensee in accordance with the terms hereof) of, the Mixed-Use Trademarks, Mixed-Use Patents sad Mixed-Use Copyrights, in accordance with any applicable Governmental Rule

         (b) Licensor shall be responsible for monitoring applications for confusingly similar Trademarks in the Territory and for instituting proceedings in the Territory in opposition to the registration or use of such Trademarks, in each case as appropriate in the reasonable opinion of Licensor.

         (c) Licensee shall provide Licensor with such assistance as Licensor may reasonably request, including the provision of documentation and information in its possession or knowledge to permit Licensor to fulfill its obligations under this Section 7.

         (d) With respect to Licensor's maintenance expenses incurred pursuant to this Section 7 with respect to any Mixed-Use Trademark, Mixed-Use Patent or Mixed-Use Copyright identified on Schedules 1B, 2B or 3B hereto, as applicable, Licensee shall pay to Licensor within sixty (60) days after the end of each calendar year an amount equal to one half of the actual cost of such expenses.

         (e) Licensor may provide services under this Section 7 through any of its Affiliates, in which case Licensor may require Licensee to provide the assistance, compensation and reimbursement contemplated by this Section 7 directly to such Affiliate.

         (f) In the event that at any time following the date of this Agreement Licensee determines that a Mixed-Use Trademark, Mixed-Use Patent or Mixed-Use Copyright is of no further interest to Licensee, Licensee shall give notice of such determination to Licensor within sixty (60) days of such determination, whereupon Licensor shall have full right to abandon such Mixed-Use Trademark, Mixed-Use Patent or Mixed-Use Copyright.

8. CONSULTATION.

         In the event that any applicable legal provision or governmental or any other administrative act or decision is likely to the beat of the parties' knowledge or belief to have the effect of invalidating or endangering any of the Mixed-Use Intellectual Property, the parties shall consult with each other in order to decide upon an appropriate course of action so as to implement to the fullest extent legally possible the objectives of this Agreement.

9. RIGHTS TO THE MIXED-USE INTELLECTUAL PROPERTY.

         Licensee acknowledges that it has not acquired legal title to any of the Mixed-Use Intellectual Property and will not acquire legal title to any of the Mixed-Use Intellectual Property by reason of this Agreement. Licensee will not at and time do or knowingly permit to be done any act or thing which is designed, or might reasonably be expected, to in any way impair the rights of Licensor in and to any of the Mixed-Use Intellectual Property or depreciate its value or reputation, or which would threaten the confidentiality of the Mixed-Use Know-How. Except as expressly permitted hereunder, Licensor will not at any time do or knowingly permit to be done any act or thing which is designed, or might reasonably be expected, to in any way impair the rights of Licensee in and to any of the Mixed-Use Intellectual Property or depreciate its value or reputation, or which would threaten the confidentiality of the Mixed-Use Know-How, and Licensor shall use the Mixed-Use Trademarks in an appropriate manner, without jeopardizing the significance, distinctiveness or validity of such Mixed-Use trademarks. Licensee acknowledges that any goodwill which relates to Mixed-Use Trademarks during the term of this Agreement shall accrue to Licensor.

10. CONFIDENTIALITY

         (a) Neither party shall, during the period while any provision of this Agreement is in effect, disclose, or permit any of its Affiliates to disclose, to any Person other than such party's Affiliates, any information (that is not publicly available or generally known other than by breach of the provisions of this Agreement or made available by a third party which is not in breach of an obligation of confidentiality) (i) regarding the terms of this Agreement or (ii) obtained by such party pursuant to or in connection with the negotiation, execution, delivery and performance of this Agreement; except (v) with respect to Intellectual Property Rights as permitted in Section 10(b), (w) with the prior written consent of Licensor, in the case of a disclosure by Licensee or any of its Affiliates, or the prior written consent of Licensee, in the case of a disclosure by Licensor or any of its Affiliates; (x) to the extent necessary to comply with the requirements of the Securities and Exchange Commission, the London Stock Exchange and any other Governmental Authority or pursuant to any Governmental Rule, in which event the party making such disclosure shall so notify the other party as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information; (y) any such disclosure that is reasonably necessary in connection with enforcement of such party's rights hereunder; or (z) disclosures to a professional advisor to such party.

         (b) In addition to the above provisions and except for those rights granted herein, Licensee (whether on its own behalf or with or on behalf of any ether Person) shall not, and shall not permit any of its Affiliates to, at any time after the date hereof, (1) make any use in the Core Territory of the Mixed-Use Patents or Mixed-Use Know-How or (2) disclose in any country or territory such Mixed-Use Patents or Mixed-Use Know-How, in whole or in part, to any Person whatsoever other than its Affiliates, which Affiliates shall be bound by the confidentiality provisions contained herein, and then only in accordance with the provisions hereof; provided, however, that these obligations shall not apply to (i) any such Mixed-Use Patents or Mixed-Use Know-How that are publicly available or generally known other than by breach of the provisions of this Agreement, (ii) any disclosure of such Mixed-Use Patents or Mixed-Use Know-How required by the Securities and Exchange Commission, the London Stock Exchange or any other Governmental Authority or pursuant to any Governmental Rule, in which event Licensee shall notify Licensor as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information, (iii) any disclosure of such Mixed-Use Patents or Mixed-Use Know-How that is reasonably necessary in connection with enforcement of the rights of Licensee or any of its Affiliates hereunder, including disclosure to such entity's counsel, (iv) any disclosure to a third party of such Mixed-Use Patents or Mixed-Use Know-How pursuant to a confidentiality agreement with such third party which agreement contains confidentiality provisions the same as or substantially similar to those contained herein and as to which Licensee has used all reasonable efforts to obtain a provision to the effect that Licensor or its Affiliates are third party beneficiaries of such agreement or (v) any disclosure of such Mixed-Use Patents to any patent authority having appropriate jurisdiction to the extent necessary to fulfill the requirements of United States Code, Title 35, Patents Sections 112-113 or its foreign equivalents.

11. THIRD PARTY MIXED-USE KNOW-HOW.

         In the case of Mixed-Use Know-How licensed or disclosed under license to Licensor from or by a third party, with a right to sublicense, if Licensor makes available to Licensee the benefit of such Mixed-Use Know-How in accordance with the other provisions of this Agreement, Licensee shall assume and bear the expense of all obligations of confidentiality, maintenance and royalty payments and all other obligations of Licensor with respect thereto to the extent that any such obligations relate to benefits derived by Licensee, as shall be specified by Licensor and agreed upon by Licensee.

12. INDEMNIFICATION.

         (a) Each of Licensee and Licensor shall indemnify, defend and hold harmless the other and their respective Affiliates (and their respective officers, directors, employees, agents and representatives) from and against all Claims arising from, based upon, relating to or caused by any material breach of this Agreement by Licensee or Licensor, as applicable.

         (b) Any indemnification pursuant to this Section 12 shall be governed by the provisions of Sections 7.04, 7.05, 7.06, 7.07 and 7.08 of the Purchase Agreement.

         (c) Without limiting the remedies set forth in Section 13(c), Licensor may pursue any additional remedy pursuant to this Section 12.

13. TERM; TERMINATION.

         (a) Term. Unless otherwise terminated earlier in accordance with the provisions of this Section 13, the initial term of this Agreement shall commence on the date hereof and continue for forty (40) years, and upon the expiration of the initial term of this Agreement, this Agreement shall be automatically renewed for successive one year periods.

         (b) Patent Expiration. This Agreement shall terminate immediately in respect of any Mixed-Use Patent upon the expiration of such Mixed-Use Patent.

         (c) Termination for Breach. If Licensee (i) fails to meet the quality control provisions with respect to any Product identified for any Mixed-Use Trademark in a material respect or (ii) commits a material breach of any other terms and conditions of this Agreement which, in each case has a significant adverse effect on any Mixed-Use Trademark and, in any such case, fails to remedy the same (where such failure or breach is capable of remedy) within one hundred and twenty (120) days from the date of written notice given by Licensor of such failure or breach, Licensor may bring an action against Licensee for equitable relief and/or damages. If, however, Licensor obtains a favorable judgment from a court of competent jurisdiction or a favorable settlement agreement in any two such actions in the same country with respect to any particular Mixed-Use Trademark, and Licensee commits a further breach described in the foregoing clauses (i) or (ii) of this Agreement in such country with respect to such Mixed-Use Trademark, Licensor may immediately terminate this Agreement as it relates to the use of such Mixed-Use Trademark only.

         (d) Effect of Termination. Upon any termination of this Agreement in respect of any of the Mixed-Use Trademarks for any reason:

         (i) Licensee will immediately (A) cease to use the relevant Mixed-Use Trademarks and will not thereafter use upon or in respect of the Products or any other products such Mixed-use Trademarks (or any Trademarks or packaging which are similar to or so nearly resemble such Mixed-Use Trademarks) or any Trademark as would or might be likely to deceive or cause confusion or to constitute passing off; and (B) at the request of Licensor, relabel, overlabel, destroy or deliver any and all remaining stocks of materials and Products bearing the Mixed-Use Trademarks in respect of which this Agreement has been terminated; provided, however, that, with respect to any termination under Section 13(c) hereof, Licensee shall have the right to dispose of existing stocks of materials and Products bearing the Mixed-Use Trademark in respect of which this Agreement has been terminated within a one (1) year period following the date of termination. The terms of this Agreement in respect of any such Mixed-Use Trademark shall be deemed to be in effect during such one (1) year period.

         (ii) Licensor may apply for cancellation of the entry of Licensee as a registered user under the Mixed-Use Trademarks in respect of which this Agreement has been terminated and Licensee hereby consents to such cancellation and undertakes to execute any documents that Licensor may reasonably request Licensee to execute for that purpose.

         (e) Other. Unless termination of this Agreement, or a part hereof, is the result of a breach by a party hereto, such party shall have no liability for such termination but shall have liability for antecedent breaches. The provisions of Section 10 hereof shall survive for a period of five years (except with respect to Mixed-Use Know-How, the protection of which shall be unlimited in duration or such shorter duration as provided by applicable law) after all provisions of this Agreement have been otherwise ended or terminated.

14. FURTHER ASSURANCES.

         Subject to the provisions of this Agreement with respect to costs, each party shall facilitate the implementation of the terms of this Agreement by executing at its own expense all appropriate assignments, licenses and all other documents, and by taking other actions, reasonably necessary or desirable to give effect to this Agreement.

15. NOTICES.

         All notices, demands, requests and other communications required or permitted to be given hereunder shall be in writing and deemed duly given on the date delivered by hand, mailed by registered or certified mail, postage prepaid, or by overnight courier or by facsimile transmission the receipt of which is confirmed by the telephone and, pending the designation of another address, addressed as follows:

                  If to Licensor:

                           Warner-Lambert Company
                           201 Tabor Road
                           Morris Plains, NJ 07950

                           Attention of Vice President of Planning,
                                        Investment and Development
                           Facsimile:   201-540-6485

                           Attention of Vice President and
                                        General Counsel
                           Facsimile:   201-540-3927


                  If to Licensee:

                           Glaxo Wellcome Inc.
                           Five Moore Drive
                           Research Triangle Park, NC 27709

                           Attention of Vice President and
                                        General Counsel
                           Facsimile:


                  With a copy to:

                           Glaxo Wellcome plc
                           Glaxo Wellcome House
                           Berkeley Avenue
                           Greenford, Middlesex UB6 ONN
                           England

                           Attention of Trademark Manager
                           Facsimile:   44-181-966-8079

16. CONTRACTUAL RELATIONSHIP.

         Nothing in this Agreement shall be deemed to constitute the parties hereto as partners or as principal or agent between themselves.

17. GOVERNING LAW.

         This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New

York without regard to the applicable principles of conflicts of laws that might otherwise govern.

18. SUBMISSION TO JURISDICTION.

         (a) In the event of any legal suit, action or proceeding arising out of or relating in any way to this Agreement, the parties to this Agreement agree to submit to the jurisdiction of any New York State court sitting in New York County or any Federal court of the United States sitting in the Borough of Manhattan in the City of New York, and any appellate court from any such court.

         (b) Each party irrevocably consents to service of process on it or any agent for service appointed from time to time in the manner provided for notices in Section 15 with respect to any suit, action or proceeding. Nothing in this Agreement shall affect the right of any party to serve process in any other manner permitted by law.

19. COUNTERPARTS.

         This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

20. ENTIRE UNDERSTANDING.

         No rights are granted by either party to the other hereunder with respect to the subject matter of this Agreement except those expressly set forth in this Agreement. Without limiting the foregoing, no representation made by either party to the other prior to the execution of this Agreement with respect to the subject matter of this Agreement shall survive the execution of this Agreement.

21. TRANSFERABILITY; BINDING EFFECT.

         The respective rights and obligations of each party hereto shall be assignable in whole or in part by such party without the prior written consent of the other party so long as such assignee executes and delivers to the other party an agreement satisfactory in form and substance to such other party under which such assignee assumes and agrees to perform and discharge all the obligations and liabilities of the assigning party; provided, however, that (a) any such assignment to an Affiliate of either party shall not relieve the assigning party of its obligations hereunder and (b) Licensee's right to assign any of its rights and obligations under this Agreement shall be subject to Licensor's rights pursuant to the Miscellaneous Agreement including its rights of first offer and first refusal. In the extent this Agreement can not be assigned to a third party by Licensee due to the provisions of any Governmental Rule, Licensor shall, if permitted to do so by applicable Governmental Rules, enter into an agreement with such third party under the same terms and conditions set forth herein and provided that this Agreement could otherwise be assigned to such third party in accordance with the terms hereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assignees. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their respective permitted successors and assignees, any remedy or claim under or by reason of this Agreement.

22. AMENDMENT.

         No amendment or variation of this Agreement shall be valid and effective unless in writing and signed by or on behalf of each party.

23. SEVERABILITY.

         If and to the extent that any Governmental Authority holds any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of the Agreement. If and to the extent compliance with any provision of this Agreement, in the reasonable opinion of a party, would result in a violation of a Governmental Rule, such party need not comply with such provision; provided, however, that such party shall provide, to the extent practicable, prior written notice to the other party and, where not practicable, prompt notice following such non-compliance.

24. WAIVER.

         The failure of either party at any time to require performance by the other of any provision hereof shall in no way affect the full right to require such performance at any time thereafter. Nor shall the waiver, indulgence or toleration by one party of a breach of any provision hereof by the other be taken or held to be a waiver, indulgence or toleration of any succeeding breach of such provision or as a waiver, indulgence or toleration of the breach of any other provision hereof. The termination for any reason or expiration of this Agreement shall be without prejudice to the rights of either party to receive all payments accrued and unpaid at the effective date of such termination or expiration and to any remedies of a party in respect of any previous breach of any of the covenants herein contained.

25. REMEDIES.

         Except as may otherwise be specifically provided herein, the rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which the parties hereto would otherwise have. Each party acknowledges and agrees that the other party would be irreparably damaged in the event any of the provisions of this Agreement were not performed by it in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of such provisions and specifically to enforce such provisions, in addition to any other remedy to which such party may be entitled, at law or in equity.

26. HEADINGS.

         The headings before each paragraph of this Agreement are inserted merely for convenience and as an aid in locating paragraphs. They are not part of this Agreement and are not to be used as an aid in the interpretation of this Agreement.

         IN WITNESS WHEREOF the parties hereto haves caused this Agreement to be duly executed as of the date first written above.

                                              WARNER-LAMBERT COMPANY

                                                by /s/
                                                  ---------------------------
                                                  Name:
                                                  Title:


                                             GLAXO WELLCOME INC.

                                                by /s/
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                  SCHEDULE 1A
                                  -----------

                              MIXED-USE TRADEMARKS
                              --------------------

                                 APPLICATION/                 PRODUCT IN NON-
   TRADEMARK                   REGISTRATION NO.              PRESCRIPTION FIELD
   ---------                   ----------------              ------------------


                                  SCHEDULE 1B
                                  -----------

                              MIXED-USE TRADEMARKS
                              --------------------

                                                              PRODUCT IN
                                 APPLICATION/                PRESCRIPTION
   TRADEMARK                   REGISTRATION NO.                FIELD (1)
   ---------                   ----------------                ---------
NEOSPORIN                     572,764                      Neosporin

NEOSPORIN                     75-009,285                   Neosporin

POLYSPORIN                    546,132                      Polysporin

------------------------
         (1) Sold as of the date hereof.

                                   SCHEDULE 2A
                                   -----------

                                MIXED-USE PATENTS
                                -----------------

                  PATENT                               PRODUCT IN NON-
                  ------                             PRESCRIPTION FIELD
                                                     ------------------

   Application                 Grant
   -----------                 -----
Number       Date      Number            Date
------       ----      ------            ----


--------------------
         (1) Designated in a PCT Application.

                                   SCHEDULE 2B
                                   -----------

                                MIXED-USE PATENTS
                                -----------------


            PATENT (1)                                         PRODUCT IN
            ----------                                     PRESCRIPTION FIELD
                                                           ------------------

          Application                      Grant
          -----------                      -----
   Number              Date        Number        Date      Neosporin
   ------              ----        ------        ----
   415142            03/28/95                              Polysporin
   971766            02/12/93
   182104            07/29/92
   TBN (2)           06/14/94
   892830            06/05/92     351795      10/25/94
   002766            12/30/92     346102      03/l9/94
   003802            01/15/93


-------------------
         (1) Each of the Patents listed below can be used with respect to each of the Products listed in the column to the right and which Products are sold as of the date hereof or permitted Line Extensions.

         (2) Designated in a PCT Application.

                                  SCHEDULE 3A
                                  -----------

                              MIXED-USE COPYRIGHTS
                              --------------------

  COPYRIGHT                REGISTRATION NO.               PRODUCT IN NON-
  ---------                ----------------              PRESCRIPTION FIELD
                                                         ------------------

                                  SCHEDULE 3B
                                  -----------

                              MIXED-USE COPYRIGHTS
                              --------------------

  COPYRIGHT                REGISTRATION NO.               PRODUCT IN NON-
  ---------                ----------------              PRESCRIPTION FIELD
                                                         ------------------
                               None
Unregistered
------------
Copyrights
----------
                                                         Neosporin




                                                         Polysporin

                                   SCHEDULE 4A
                                   -----------

                               MIXED-USE KNOW-HOW
                               ------------------

             PRODUCT IN
         PRESCRIPTION FIELD
         ------------------

                                   SCHEDULE 4B
                                   -----------

                               MIXED-USE KNOW-HOW
                               ------------------

             PRODUCT IN
         PRESCRIPTION FIELD
         ------------------

   Neosporin

   Polysporin

                                   SCHEDULE 5
                                   ----------

                               EXCLUDED KNOW-HOW
                               -----------------

                                      None

                                   SCHEDULE 6
                                   ----------

                              PRE-EXISTING RIGHTS
                              -------------------